LEGG MASON PARTNERS INCOME TRUST
Designation of Series of Shares of Beneficial Interests in the Trust
(Effective as of February 6, 2007)

	WHEREAS, the Trustee(s) of the Trust, acting pursuant to
Section 4.9 of the Declaration, desire to divide the Shares of the Trust into 28 Series;

	NOW THEREFORE, the Trustee(s) of the Trust do hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Legg Mason Partners Adjustable Rate Income Fund
2.	Legg Mason Partners California Municipals Fund
3.	Legg Mason Partners California Tax Free Bond Fund`
4.	Legg Mason Partners Core Bond Fund
5.	Legg Mason Partners Core Plus Bond Fund
6.	Legg Mason Partners Diversified Strategic Income Fund
7.	Legg Mason Partners Global High Yield Bond Fund
8.	Legg Mason Partners Government Securities Fund
9.	Legg Mason Partners High Income Fund
10.	Legg Mason Partners Inflation Management Fund
11.	Legg Mason Partners Intermediate Maturity
California Municipals Fund
12.	Legg Mason Partners Intermediate Maturity New York
Municipals Fund
13.	Legg Mason Partners Intermediate-Term Municipals
Fund
14.	Legg Mason Partners Investment Grade Bond Fund
15.	Legg Mason Partners Managed Municipals Fund
16.	Legg Mason Partners Massachusetts Municipals Fund
17.	Legg Mason Partners Municipal High Income Fund
18.	Legg Mason Partners New Jersey Municipals Fund
19.	Legg Mason Partners New York Municipals Fund
20.	Legg Mason Partners New York Tax Free Bond Fund
21.	Legg Mason Partners Oregon Municipals Fund
22.	Legg Mason Partners Pennsylvania Municipals Fund
23.	Legg Mason Partners Short Duration Municipal
Income Fund
24.	Legg Mason Partners Short/Intermediate U.S.
Government Fund
25.	Legg Mason Partners Short-Term Investment Grade
Bond Fund
26.	Legg Mason Partners Strategic Bond Fund
27.	Western Asset Emerging Markets Debt Portfolio
28.	Western Asset Global High Yield Bond Portfolio

1.	Each Share of each Series shall have a par value of $0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.
2.	The number of authorized Shares of each Series is unlimited.
3.	Each Series shall be authorized to hold cash, invest in
securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust?s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (?Prospectus?). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the
assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.
4.	With respect to the Shares of each Series, (a) the time and
method of determining the purchase price, (b) the fees and
expenses, (c) the qualifications for ownership, if any, (d)
minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.
5.	The Trustees may from time to time modify any of the
relative rights, preferences, privileges, limitations,
restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.
6.	The designation of any Series hereby shall not impair the
power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.
7.	Capitalized terms not defined herein have the meanings given to such terms in the Declaration.




LEGG MASON PARTNERS INCOME TRUST
Designation of Classes
 (Effective as of February 6, 2007)

	WHEREAS, the Trustees of the Trust, acting pursuant to
Section 4.9 of the Declaration, desire to divide the Series of the Trust into one of more Classes of Shares

	NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series
Classes
Legg Mason Partners Adjustable Rate Income Fund
A, B, C,
I
Legg Mason Partners California Municipals Fund
A, B, C,
I
Legg Mason Partners California Tax Free Bond Fund
A, B, C,
O
Legg Mason Partners Core Bond Fund
A, B, C,
I, R
Legg Mason Partners Core Plus Bond Fund
A, B, C,
I, R
Legg Mason Partners Diversified Strategic Income Fund
A, B, C,
I
Legg Mason Partners Global High Yield Bond Fund
A, B, C,
I
Legg Mason Partners Government Securities Fund
A, B, C,
I, 1
Legg Mason Partners High Income Fund
A, B, C,
I
Legg Mason Partners Inflation Management Fund
A, C, I
Legg Mason Partners Intermediate Maturity California
Municipals Fund
A, C, I
Legg Mason Partners Intermediate Maturity New York
Municipals Fund
A, C, I
Legg Mason Partners Intermediate-Term Municipals Fund
A, B, C,
O, I
Legg Mason Partners Investment Grade Bond Fund
A, B, C,
I
Legg Mason Partners Managed Municipals Fund
A, B, C,
I, 1
Legg Mason Partners Massachusetts Municipals Fund
A, B, C,
I
Legg Mason Partners Municipal High Income Fund
A, B, C,
I
Legg Mason Partners New Jersey Municipals Fund
A, B, C,
I
Legg Mason Partners New York Municipals Fund
A, B, C,
I
Legg Mason Partners New York Tax Free Bond Fund
A, B, C,
O
Legg Mason Partners Oregon Municipals Fund
A, B, C,
I
Legg Mason Partners Pennsylvania Municipals Fund
A, B, C,
I
Legg Mason Partners Short Duration Municipal Income
Fund
A, C, I
Legg Mason Partners Short/Intermediate U.S. Government
Fund
A, B, C,
O
Legg Mason Partners Short-Term Investment Grade Bond
Fund
A, B, C,
I
Legg Mason Partners Strategic Bond Fund
A, B, C,
O, I

1.	Each Share of each Class is entitled to all the rights and
preferences accorded to Shares under the Declaration.
2.	The number of authorized Shares of each Class is unlimited.
3.	All Shares of a Class of a Series shall be identical with
each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust?s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (?Prospectus?). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.
4.	With respect to the Shares of a Class of a Series, (a) the
time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.
5.	The Trustees may from time to time modify any of the
relative rights, preferences, privileges, limitations,
restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single
Class of such Series; in each case without any action or consent of the Shareholders.
6.	The designation of any Class hereby shall not impair the
power of the Trustees from time to time to designate additional Classes of Shares of a or terminate any one or more Classes of a Series hereby designated.
7.	Capitalized terms not defined herein have the meanings given to such terms in the Declaration.



SCHEDULE A
BUSDOCS/1622862.1/0447785-0000319427
SCHEDULE A
BUSDOCS/1622862.1/0447785-0000319427
SCHEDULE B
SCHEDULE B